De Leon & Company, P.A.

CERTIFIED PUBLIC ACCOUNTANTS

AND CONSULTANTS

510 NW 159th Lane

Pembroke Pines, Florida 33028

(954) 445-6478 fax (954) 438-6481

www.dlcpa.net

_________________________________________________________________________________

September 1, 2006

Securities and Exchange Commission

100 F Street N.E.

Washington, DC 20549

RE: TAO MINERALS, LTD

We have read the statements of TAO MINERALS, LTD pertaining to our firm under item 4.01 of form 8-K dated September 1, 2006 and agree with such statements as they pertain to our firm.

Sincerely,

De Leon & Company, P.A.

MEMBER:	FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	BOARD CERTIFIED IN BUSINESS APPRAISALS
	AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	CERTIFIED MANAGEMENT ACCOUNTANT
	INSTITUTE OF MANAGEMENT ACCOUNTANTS	CERTIFIED IN FINANCIAL MANAGEMENT
	INSTITUTE OF FRAUD EXAMINERS	MASTERS IN BUSINESS ADMINISTRATION